Shire Pharmaceuticals Group plc
Hampshire International Business Park,
Chineham, Basingstoke RG24 8EP  UK
Tel +44 1256 894000 Fax +44 1256 894708
http://www.shire.com





STOCK EXCHANGE ANNOUNCEMENT
26 November 2002



Shire Pharmaceuticals Group plc (the "Company")

Application has been made to the UK Listing Authority and the London Stock Exchange for a block listing of 604,595 ordinary shares of 5p each to be admitted to the Official List.

These shares, ranking pari passu in all respects with the existing shares in issue, will be allotted upon the exercise of the second and final tranche of warrants granted to acquire shares in the Company pursuant to an agreement between Shire BioChem Inc. (a subsidiary of the Company, formerly BioChem Pharma Inc.) and the Government of Canada. The terms of that agreement have previously been disclosed by the Company in a Circular to shareholders dated 14 March 2001.

The Company in its Annual Report and Accounts for the twelve months ended 31 December 2001 incorporated the dilution effect on exercise of both tranches of the warrants.


FOR FURTHER INFORMATION PLEASE CONTACT:

GLOBAL (OUTSIDE US AND CANADA)
Clea Rosenfeld - Investor Relations                    +44 1256 894 160
US & CANADA
Gordon Ngan - Investor Relations                       +1 450 978 7938


NOTES TO EDITORS

SHIRE PHARMACEUTICALS GROUP PLC

Shire Pharmaceuticals Group plc (Shire) is a rapidly growing international specialty pharmaceutical company with a strategic focus on four therapeutic areas - central nervous system disorders (CNS), gastro intestinal (GI), oncology and anti-infectives. Shire also has two platform technologies: advanced drug delivery and biologics. Shire's core strategy is based on research and development combined with in-licensing and a focus on eight key pharmaceutical markets.

For further information on Shire, please visit the Company's website: www.shire.com